SECURITIES AND EXCHANGE COMMISSION

                     Washington, DC 20549


                           FORM 8-K


                        CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the

                Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 1996



             Shenandoah Telecommunications Company
      (Exact name of registrant as specified in charter)





   Virginia                0-9881              54-1162807
(State or other          (Commission          (IRS Employer
jurisdiction of          File Number)         Identification
incorporation)                                Number)




      124 South Main Street, Edinburg, Virginia   22824
      (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code (540) 984-4141
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Item 5.   Other Events.

            On February 23, 1996, Shenandoah Cable Television, a wholly-owned subsidiary of Shenandoah Telecommunications Company, announced that it has signed a Letter of Intent to acquire the Shenandoah County, Virginia cable television systems of FrontierVision Operating Partners, L.P., of Denver, Colorado. The CATV systems to be acquired were formerly owned by C4 Media Cable and were acquired by FrontierVision as part of a larger acquisition of cable assets. The acquired CATV systems would become part of the Company's existing CATV system, which presently serves the town of Edinburg, Basye, and surrounding areas of Shenandoah County.

            The acquisition is subject to execution of a definitive agreement and approval by the local governing bodies for the transfer of the existing franchises.


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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              SHENANDOAH TELECOMMUNICATIONS COMPANY



                           By:  Christopher E. French
                                President